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                                                                     EXHIBIT 4.6

                           AMENDMENT NO. 2 AND CONSENT

         This Amendment No. 2 and consent (this "Amendment") is entered into as of September 5, 2003, by and among ESCO Technologies Inc., a Missouri corporation ("Company"), each financial institution signatory hereto as a Lender (collectively the "Lenders" and individually each a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Swing Line Lender, Offshore Currency Fronting Lender and Issuing Lender ("Bank of America").

                                    RECITALS

         A. Company, Bank of America and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of February 28, 2001 (as amended or otherwise modified to date, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Credit Agreement.

         B. Company, Administrative Agent and the Lenders wish to amend the Credit Agreement, and Administrative Agent and the Lenders wish to consent to certain transactions proposed by the Company, all on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

         1. Consent. Notwithstanding anything provided in the Credit Agreement to the contrary, Administrative Agent and the Lenders hereby consent to the following transactions by the Company and its Subsidiaries, provided that no Default or Event of Default exists and is continuing immediately prior to such transaction or (after giving effect to this consent) or after giving effect to such transaction:

                  (a) on or before September 30, 2003, the payment prior to maturity of all Indebtedness relating to the PTI TROL and the termination of the PTI TROL Documents; and

                  (b) on or before September 1, 2004, the sale, in one or more related or unrelated transactions, of all outstanding capital stock or all or substantially all the assets of PTI Advanced Filtration Inc. (the assets of which company include those commonly referred to as "NCSRT"), PTI Technologies Limited and PTI S.p.A.

                  This Amendment and the consents granted herein shall constitute a confirmation in writing of Administrative Agent's authority to release particular types of Collateral pursuant to Section 9.10(b) of the Credit Agreement.

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         2.       Amendments to Credit Agreement.

                  (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in its proper alphabetical sequence:

                  "        "Sale Transactions" means the sale by the Company or
         any Subsidiary of all outstanding capital stock or all or substantially all the assets of PTI Advanced Filtration Inc., PTI Technologies Limited and PTI S.p.A. in one or more related or unrelated transactions occurring on or before September 1, 2004."

                  (b) Section 2.08(b) of the Credit Agreement is hereby amended by deleting the parenthetical clause contained therein and inserting in lieu thereof the parenthetical clause "(other than Ordinary Course Dispositions and Dispositions forming all or part of the Sale Transactions)".

                  (c) Section 7.03 of the Credit Agreement is hereby amended by inserting the following subsection (c) at the end of such Section:

                  "        (c) PTI Advanced Filtration Inc., PTI Technologies
         Limited or PTI S.p.A. may sell all or substantially all its assets in connection with the Sale Transactions."

                  (d) Section 7.04 of the Credit Agreement is hereby amended by inserting the clause "the Sale Transactions;" as a new subsection (c) thereof, and making conforming lettering changes to the current subsections (c) and (d).

                  (e) Section 7.05 of the Credit Agreement is hereby amended by inserting the clause "any Investments received as partial consideration in the Sale Transactions;" as a new subsection (c) and making conforming lettering changes to the current subsections (c) through (h) thereof.

         3. Representations and Warranties of Company. Company represents and warrants that:

                  (a) The execution, delivery and performance by Company of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as the enforcement hereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

                  (b) Each of the representations and warranties contained in Section 5 of the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

                  (c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

         4. Fees. In consideration of the execution of this Amendment by Administrative Agent and the Requisite Lenders, Company hereby agrees to pay to each Lender which executes

                                       2
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and delivers this Amendment a fee (the "Amendment Fee") in an amount equal to
(a) such Lender's Revolving Commitment multiplied by (b) 0.05%.

         5. Effective Date. The effectiveness of this Amendment shall be subject to the following conditions:

                  (a) Company, Administrative Agent and the Requisite Lenders shall have executed and delivered this Amendment;

                  (b) Company shall have paid in full to the Administrative Agent the Amendment Fee required by Section 4 hereof;

                  (c) The representations and warranties of Company contained in this Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the effective date, with the same effect as though made on such date (except to the extent expressly made as of a specified date, in which event such representation and warranty is true and correct in all material respects as of such specified date); and

                  (d) No Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

         6.       Reference to and Effect Upon the Credit Agreement.

                  (a) Except as specifically amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (b) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

         7. Costs and Expenses. Company hereby affirms its obligation under Section 10.03 of the Credit Agreement to reimburse the Administrative Agent for all costs and expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Administrative Agent with respect thereto.

         8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF MISSOURI (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

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         9.       Headings. Section headings in this Amendment are included
herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                            [signature pages follow]

                                        4
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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                    ESCO TECHNOLOGIES INC.

                                    By: /s/ Matthew J. Mainer
                                         --------------------------------
                                         Name:  Matthew J. Mainer
                                         Title: Treasurer

                                      S-1
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                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent

                                    By: /s/ David A. Johanson
                                        -----------------------------------
                                        Name:  DAVID A. JOHANSON
                                        Title: Vice -President

                                    BANK OF AMERICA, N.A., as Lender, Issuing
                                    Lender, Swing Line Lender and Offshore
                                    Currency Fronting Lender

                                    By: /s/ Kevin L. Handley
                                        -----------------------------------
                                        Name:  Kevin L. Handley
                                        Title: Vice President

                                      S-2
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                                    BANK ONE, NA (Main Office Chicago),
                                    as a Lender

                                    By: /s/ Megan E. Marquardt
                                        -----------------------------------
                                        Name:  Megan E. Marquardt
                                        Title: Authorized Officer

                                      S-3

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                                    THE NORTHERN TRUST COMPANY,
                                    as a Lender

                                    By: /s/ Fredric w. McClendon
                                        -----------------------------------
                                        Name:  Fredric W. McClendon
                                        Title: Vice President

                                      S-4

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                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as a Lender

                                    By: /s/ Margaret C. Dierkes
                                        -------------------------------
                                        Name:  Margaret C. Dierkes
                                        Title: Assistant Vice President

                                      S-5

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                                    COMMERCE BANK, N.A., as a Lender

                                    By: /s/ T. William White
                                        -----------------------------------
                                        Name:  T. William White
                                        Title: S.V. President

                                      S-6